EXHIBIT 10.4

                            VOTING AND LOCK-UP AGREEMENT


THIS VOTING AND LOCK-UP AGREEMENT (the "Agreement") is made and entered into as of this 14th day of December, 2007, by and between CALAMP CORP., a Delaware corporation (the "Company"), and ECHOSTAR TECHNOLOGIES
CORPORATION, a Texas corporation (the "Customer").

                                     RECITALS

WHEREAS, on the date hereof, the Company and the Customer are entering into a Settlement Agreement (the "Settlement Agreement") providing for, among other things, the issuance of (a) 500,000 shares of the Company's common stock (the "Common Stock"), par value $.01 per share not subject to Section 2 below (the "Unrestricted Shares"), (b) 500,000 shares of Common Stock subject to Section 2 below (the "Restricted Shares" and, collectively with the Unrestricted Shares, the "Shares"), and (c) a warrant (the "Warrant") to purchase 350,000 shares of Common Stock (the "Warrant Shares"); and

WHEREAS, the parties desire to enter into this Agreement to set forth their agreements and understandings with respect to the voting of the Shares and Warrant Shares, and with respect to certain other matters.

                                      AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Voting Provision.  The Customer agrees to vote, or cause to be voted, all Shares and Warrant Shares owned by the Customer, or over which the Customer has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders such Shares and Warrant Shares are voted
(a) in the election of directors in favor of any candidates for the Company's Board of Director (the "Board") proposed or supported by the Board or in proportion to the vote of the outstanding shares of Common
Stock, including shares not voted and expressly withheld and (b) on any proposal proposed or supported by the Board, either for such proposal or in proportion to the vote of the outstanding shares of Common Stock, including shares not voted and expressly abstaining.

2.	Lock-Up Agreement.  The Customer agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") more than 285,000 Restricted Shares or Warrant Shares in any one year period following the date hereof. The Customer also consents to the entry of stop transfer instructions by the Company's transfer agent and registrar prohibiting the transfer of any Restricted Shares or Warrant Shares held by the Customer except in compliance with the foregoing restrictions. This restriction shall not apply to any Restricted Shares or Warrant Shares (a) sold pursuant to a tender or exchange offer or (b) transferred to any affiliate of the Customer that agrees to be bound by the terms hereof.
3.	Legend.  Each certificate representing the Shares or Warrant Shares and any other securities issued in respect of the Shares or Warrant Shares upon any stock split, stock dividend, recapitalization, merger or similar event shall bear a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AND LOCK-UP AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AND LOCK-UP AGREEMENT.

4.	Remedies.  The Customer acknowledges and agrees that the Company will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Customer in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Company shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.  Miscellaneous.

    5.1 Transfers. Each transferee or assignee of any Shares or Warrant Shares subject to this Agreement that is an affiliate of the Customer shall continue to be subject to the terms hereof, and, as a condition precedent to the Company's recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement. The Company shall not permit the transfer of the Shares or Warrant Shares subject to this Agreement to an affiliate of the Customer on its books or issue a new certificate representing any such Shares or Warrant Shares unless and until such transferee shall have complied with the terms of this Section 5.1. Each certificate representing the Shares or Warrant Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 3.

    5.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    5.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

    5.4 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile (or other electronic transmission) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    5.6 Notices. All notices required or permitted under this Agreement shall be in writing to the other party and shall be delivered in person, by facsimile, by overnight mail, or by registered or certified mail, to the parties at the following addresses and facsimile numbers:

  If to the Company:
    CalAmp Corp.
    1401 N. Rice Ave.
    Oxnard, CA, 93030
    Attn: Fred Sturm, CEO
    Facsimile No.:  805-482-5842

  With a copy to:
    Gibson, Dunn & Crutcher LLP
    333 S. Grand Ave.
    Los Angeles, California 90071
    Attn:  Peter F. Ziegler
    Facsimile No.:  213-229-6595

  If to the Customer:
    EchoStar Technologies Corporation
    9601 South Meridian Boulevard
    Englewood, Colorado 80112
    Attn:  Jeffrey H. Blum, Esq.
    Facsimile No.:  303-723-3024

  With a copy to:
    Morris, Nichols, Arsht & Tunnell LLP
    1201 North Market Street, 18th Floor
    Wilmington, Delaware 19801
    Attn: Robert J. Dehney, Esq.
    Fascimile No.: 302-658-3989


    5.7 Amendment, Termination or Waiver. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties hereto. No waiver of any provision of this Agreement nor consent to any departure therefrom by any party shall be effective unless the same shall be in writing and signed by the Company, with respect to any waiver or consent requested by the Customer, and by the Customer with respect to any waiver or consent requested by the Company.
In either case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall, except as expressly provided in this Agreement, impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.

    5.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

    5.9 Entire Agreement. This Agreement, together with the Warrant and the Settlement Agreement, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

    5.10 Manner of Voting The voting of Shares and Warrant Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

    5.11 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.



CALAMP CORP.,
a Delaware corporation

By:  /s/ Fred Sturm
     ________________________
      Name:  Fred Sturm
      Title: CEO


ECHOSTAR TECHNOLOGIES CORPORATION,
a Texas corporation

By:   Charles W. Ergen
     ___________________________
      Name:  Charles W. Ergen
      Title: Chairman & CEO